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Exhibit 5.1

June 23, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC 20549

Re:    Ecolab Inc. Registration Statement on Form S-4

Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Ecolab Inc. In this capacity, I have acted as counsel to Ecolab in connection with the above referenced Registration Statement on Form S-4 ("Registration Statement"), registering the offer and sale of up to $63,880,110 in shares of Ecolab's Common Stock, $1.00 par value per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"). Each Share includes one-fourth of an associated Preferred Stock Purchase Right (a "Right") pursuant to the terms of the Rights Agreement between Ecolab and First Chicago Trust Company of New York dated as of February 24, 1996 (the "Rights Agreement").

The Shares are to be issued pursuant to the terms of an Agreement and Plan of Merger, dated as of March 11, 2004, by and among Ecolab, Bessy Acquisition Inc., a wholly-owned subsidiary of Ecolab, and Alcide Corporation (the "Merger Agreement"), and providing for the merger (the "Merger") of Bessy Acquisition Inc. with and into Alcide, with Alcide surviving as a wholly-owned subsidiary of Ecolab.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

I have examined (i) the proposed Registration Statement on Form S-4, (ii) the Rights Agreement, (iii) the Merger Agreement, and (iv) certain resolutions of Ecolab's Board of Directors relating to the Merger Agreement and to the issuance and sale of the Shares and associated Rights, as well as such other documents, corporate records and instruments and such laws and regulations as I have considered relevant for the purpose of this opinion. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:

  1.
  The Shares are duly authorized and, when issued and delivered in connection with the Merger, will be validly issued, fully paid and nonassessable; and

  2.
  Each Right associated with the Shares will be validly issued when such Shares have been duly issued as set forth in paragraph 1, and will be enforceable against Ecolab in accordance with the Rights Agreement.

The opinion in clause (2.) above is subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the effect of general principles of equity or fiduciary considerations, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

In rendering the opinion in clause (2.) above, I have assumed that the directors of Ecolab have acted and will act in the good faith exercise of their business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.

In giving the foregoing opinions, I express no option with respect to laws other than those of the State of Delaware and the federal laws of the United States of America, and assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement; however, this consent is not to be construed so as to include me within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Lawrence T. Bell
Lawrence T. Bell
Senior Vice President,
General Counsel and Secretary

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  Exhibit 5.1